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                                                    | McLean VA 22102-3811
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                                                                      Exhibit 16

December 15, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Frederick Brewing Co. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 1998. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
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  PricewaterhouseCoopers LLP